As filed with the Securities and Exchange Commission on June 28, 2011
Registration No. 333-161835

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-161835
UNDER THE SECURITIES ACT OF 1933
___________________________________

Temple-Inland Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-1903917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor
Austin, Texas 78746
(Address of principal executive offices, including Zip code)

Temple-Inland Savings Plan for Union Employees
(Full title of the plan)

C. Morris Davis, Esq.
Temple-Inland Inc.
1300 MoPac Expressway South, 3rd Floor
Austin, Texas  78746
(512) 434-5800
(Name, address, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment on Form S-8 relates to the Registration Statement on Form S-8, Reg. No. 333-161835 related to the Temple-Inland Savings Plan for Union Employees (the “Registration Statement”), of Temple-Inland Inc., a Delaware corporation (“Temple-Inland”), which has been filed with the Securities and Exchange Commission (the “SEC”).

Temple-Inland hereby removes from registration, by means of this Post-Effective Amendment to the Registration Statement, any securities registered under the Registration Statement that have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment. The securities are being removed from registration because the plan no longer offer interests in a company stock fund.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 28th day of June 2011.

TEMPLE-INLAND INC. (Registrant)
By:	/s/ Doyle R. Simons
Name: Doyle R. Simons
Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature		Capacity	Date
/s/ Doyle R. Simons		Chairman of the Board and Chief Executive Officer	June 28, 2011
Doyle R. Simons
/s/ Randall D. Levy		Chief Financial Officer	June 28, 2011
Randall D. Levy
/s/ Troy L. Hester		Principal Accounting Officer	June 28, 2011
Troy L. Hester
*		Director	June 28, 2011
Cassandra C. Carr
*		Director	June 28, 2011
E. Linn Draper, Jr.
*		Director	June 28, 2011
Larry R. Faulkner
*		Director	June 28, 2011
Jeffrey M. Heller
*		Director	June 28, 2011
J. Patrick Maley III
*		Director	June 28, 2011
W. Allen Reed
*		Director	June 28, 2011
Richard M. Smith
*		Director	June 28, 2011
Arthur Temple III
*		Director	June 28, 2011
R.A. Walker
*By:	/s/ Leslie K. O'Neal
Leslie K. O'Neal, Attorney-in-Fact

2